EXHIBIT 99.1

Temporary Hardship Exemption

IN ACCORDANCE WITH THE TEMPORARY HARSDHIP EXEMPTION PROVIDED BY RULE 201 OF REGULATION S-T, THE DATE BY WHICH THE INTERACTIVE DATA FILE IS REQUIRED TO BE SUBMITTED HAS BEEN EXTENDED BY SIX BUSINESS DAYS.